Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-165084 and 333-150986 on Form S-8 of our report dated June 22, 2012, relating to the financial statements and supplemental schedules of the United Airlines Pilot Directed Account Plan appearing in this Annual Report on Form 11-K of the United Airlines Pilot Directed Account Plan for the year ended December 31, 2011.

/s/ Washington, Pittman & McKeever, LLC

Chicago, Illinois

June 22, 2012